SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

KOGER EQUITY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	59-2898045

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

225 NE Mizner Blvd., Suite 200 Boca Raton, Florida	33432

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of
a class of securities pursuant to Section
12(b) of the Exchange Act and is effective
pursuant to General Instruction A.(c),
please check the following box: [X]	If this form relates to the registration of
a class of securities pursuant to Section
12(g) of the Exchange Act and is
effective pursuant to General
Instruction A.(d), please check the
following box: [ ]

Securities Act registration statement file number pursuant to which this form relates: 333-37919

(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be Registered:

8 1/2% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

     The description of the 8 1/2% Series A Cumulative Redeemable Preferred Stock, $.01 par value per share (Liquidation Preference $25.00 per share) (the “Series A Preferred Stock”) of Koger Equity, Inc. (the “Registrant”) to be registered hereby, contained under the heading “Description of Preferred Stock” in the Registrant’s Prospectus as part of the Registration Statement on Form S-3 (No. 333-37919) and under the heading “Description of Series A Preferred Stock” in the Registrant’s Prospectus Supplement thereto dated September 3, 2003 and filed pursuant to Rule 424(b), is incorporated herein by reference.

Item 2. EXHIBITS.

     In accordance with the Instructions as to Exhibits for registration statements on Form 8-A, the documents listed below are filed as Exhibits to this Registration Statement.

Exhibit No	Description

3(a)	Articles of Amendment and Restatement of the Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3(a) to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2000).

3(b)	By-Laws, as Amended and Restated, of the Registrant (incorporated by reference to Exhibit 3(b) to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2000).

3(c)	Articles of Amendment of the Amended and Restated Articles of Incorporation of the Registrant (filed herewith).

4(a)(2)	Form of global Series A Cumulative Redeemable Preferred Stock Certificate (filed herewith).

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SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

KOGER EQUITY, INC.

Date: September 10, 2003	By: /s/ Steven A. Abney

Name: Steven A. Abney Title: Vice President, Finance and Chief Accounting Officer

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